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                                                                    Exhibit 21.1

                      SUBSIDIARIES OF INDYMAC BANCORP, INC.


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
                                                      STATE OF INCORPORATION
SUBSIDIARY                                               OR ORGANIZATION         OWNERSHIP
----------                                            ----------------------     ---------
IndyMac Intermediate Holdings, Inc.                 Delaware                      Direct
IndyMac Escrow Company, Inc.                        Delaware                      Direct
IndyMac Bank, F.S.B. (dba's: LoanWorks,             Federally Chartered Savings   Indirect
   Construction Lending Corporation of                 Bank
   America, CLCA)
First Covina Service Company                        California                    Indirect
IndyMac ABS, Inc.                                   Delaware                      Indirect
IndyMac Agency, Inc.                                Delaware                      Indirect
IndyMac CLCA SPC I, Inc.                            Delaware                      Indirect
IndyMac CLCA SPC II, Inc.                           Delaware                      Indirect
IndyMac MBS, Inc.                                   Delaware                      Indirect
IndyMac Mortgage Obligations, Inc.                  Delaware                      Indirect
IndyMac Mortgage Obligations II, Inc.               Delaware                      Indirect
PP/OG LLC                                           Delaware                      Indirect
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